                                                                    Exhibit 10.2


                  [Letterhead of Medical Society of New Jersey]


                                  June 26, 1998


Daniel Goldberg, President
New Jersey State Medical Underwriters, Inc.
Two Princess Road
Lawrenceville, NJ  08648

                                 Re: NJSMU Lease

Dear Dan:

This will confirm an extension of the rental agreement between the New Jersey State Medical Underwriters (NJSMU) and the Medical Society of New Jersey (MSNJ) regarding leased space. Effective June 1, 1998, the triple net payment per square foot for office space and warehouse space is $16.20 and $7.00, respectively.

The terms of this new lease will remain in effect for a period of one year until May 31, 1999. The space utilized by NJSMU and rental payment is computed as follows:

                                   Lease Space
                                   -----------

                                                                         Total
First Floor                           Sq. Ft.                           Sq. Ft.
-----------                           -------                           -------
Office Area                           14,353
House of Delegates                     6,468                            20,821
                                      ------

Second Floor
------------
Office Area                                                             25,740
                                                                        ------

Total Office Area                                                       46,561
Warehouse Area                                                           2,555
                                                                        ------

Total Leased Space                                                      49,116
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                                      -2-


                                  Rental Amount

            46,561 sq. ft. x $16.20 per sq. ft.    =   $754,288.20
             2,555 sq. ft. x $7.00 per sq. ft.     =     17,885.00
                                                       -----------
            Total Annual Rental Payment                $772,173.20

The total amount of leased space covered under the rental agreement is 49,116 square feet resulting in a monthly rental payment of $64,347.77. All other aspects of the basic lease remain unchanged.

Please indicate your recognition of this change by signing below.



                                          Sincerely,

                                          /s/ Vincent A. Maressa

                                          Vincent A. Maressa
                                          Executive Director/
                                          General Counsel


         Accepted NJSMU                          Accepted MSNJ


         By  /s/ Daniel Goldberg                 By  /s/ Vincent A. Maressa
             -----------------------                 -------------------------
                 Daniel Goldberg                         Vincent A. Maressa
                 President                               Executive Director/
                                                         General Counsel


PDW:
cc:  Paul D. Weber